      AMENDMENT No. 1
TO
WHOLESALE SALES AGREEMENT


          Amendment No. 1, dated as of September 25, 1997, to the Wholesale Sales Agreement, dated as of August 5, 1997 (the "Agreement"), by and among New England Power Company, a Massachusetts corporation ("NEP") and USGen New England, Inc. (formerly named USGen Acquisition Corporation), a Delaware corporation (the "Buyer").

          Whereas, NEP and the Buyer are parties to the Agreement.

          Whereas, NEP and the Buyer desire to amend the Agreement in certain respects.

          Now, therefore, in consideration of the premises and the representations and warranties, covenants and other agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. Section 5.1 of the Agreement is hereby amended by adding the following text at the end of Section 5.1 following the table and immediately prior to the beginning of Section 5.2:

"For purposes of this paragraph, "average Energy Price" shall be the value obtained by dividing (i) the amount determined in accordance with paragraph 5.1(a)(2) above and (ii) the total number of megawatt- hours delivered by NEP from the Purchased Quantity during the month.

The amount of the credit, if any, shall be the product of (i) the difference between (a) the average Energy Price (as expressed in dollars per megawatt-hour) and (b) the applicable value from the above table (expressed in dollars per megawatt-hour) and (ii) the lesser of (a) the number of megawatt-hours delivered under the Wholesale Standard Offer Service Agreements during the month or (b) the total number of megawatt-hours delivered by NEP from the Purchased Quantity for the month."

          IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment No. 1 as of the date first written above.


     NEW ENGLAND POWER COMPANY

     By: s/ Michael E. Jesanis
     _________________________
     Name:  Michael E. Jesanis
     Title: Treasurer


     USGEN NEW ENGLAND, INC.

     By: s/ M. Richard Smith
     _________________________
     Name:  M. Richard Smith
     Title: Vice President

      AMENDMENT No. 2
TO
WHOLESALE SALES AGREEMENT


          Amendment No. 2, dated as of September 1, 1998, to the Wholesale Sales Agreement, dated as of August 5, 1997 and amended as of September 25, 1997 (the Agreement"), by and among New England Power Company, a Massachusetts corporation ("NEP") and USGen New England, Inc. (formerly named USGen Acquisition Corporation), a Delaware corporation (the "Buyer").

          Whereas, NEP and the Buyer are parties to the Agreement.

          Whereas, NEP and the Buyer desire to further amend the Agreement in certain respects.

          Now, therefore, in consideration of the premises and the representations and warranties, covenants and other agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. ARTICLE 2 of the Agreement is hereby amended to replace the definition of Wholesale Nuclear Entitlement with:

"NEP'S generation and delivery to Buyer at any location on the NEPOOL PTF system of electric energy, capacity, and any other associated electric product produced by NEP's Nuclear Interests (other than electric energy, capacity and any other associated electric product committed to Banhor Hydro-Electric Company under an agreement dated September 30, 1994 and that committed to Unitil Power Corporation under agreements dated July 30, 1992 and dated December 30, 1997) in the quantities determined in accordance with ARTICLE 4,
SECTION 4.2."

          Section 2. ARTICLE 4, SECTION 4.1 of the Agreement is hereby amended to delete "Wholesale Nuclear Energy" from the second line and insert in its place, "Wholesale Nuclear Entitlement."

          Section 3. ARTICLE 4, SECTION 4.2, of the Agreement is hereby amended to delete the last sentence of the first paragraph and replace it with the following:

"During each month of the Contract Period, NEP shall sell and deliver and Buyer shall purchase the quantity of Wholesale Nuclear Entitlement nominated by the Buyer with respect to the month."

          Section 4.  ARTICLE 5, SECTION 5.1     of the Agreement is hereby
amended by adding the following text at the end of Section 5.1 (a)(2) and immediately prior to the beginning of Section 5.1(a)(3):

"In the event no NEPOOL Energy Clearing Price has been established for any portion of any month, the parties will utilize the prices set forth in the "Prices of Spot Electricity" table published in The McGraw-Hill Companies' Power Markets Week publication )"PMW"), using the prices in the New England Line in the Northeastern Markets section under the column Weekly Index (on-peak)("PMW Index"). Buyer shall pay each day the PMW Index for the week of PMW which contains the day of delivered megawatt-hours, multiplied by 0.85 ("the Price") (expressed in dollars per megawatt-hour) times the megawatt-hous delivered by NEP from the Purchased Quantity; plus

In the event that the PMW Index is not published, fails to publish the information necessary for determining the Price, or is otherwise not available for any reason, the parties will utilize the prices set forth in the "Megawatt Daily Price Survey" table published in the Pasha Publications, Inc.'s Megawatt Daily publication, using the prices in the NEPOOL line in the Peak section under the column Weighted Average Index ("MW Index"). For any energy delivered during a Week by NEP from the Purchased Quantity, a Week to be defined as Monday through Sunday, Buyer shall pay the simple average of Monday through Friday's five days of MW Indices multiplied by 0.85 (expressed in dollars per megawatt-hour) times the megawatt hours delivered by NEP from the Purchased Quantity during the applicable Week; plus"

     Section 5. ARTICLE 5, SECTION 5.1 of the Agreement is hereby amended by adding the following text as Section 5.1(c), which is to be added after
Section 5.1(b) and immediately prior to the beginning of Section 5.2:

"In the event any pricing component is unavailable at the time of billing, NEP will base the current month's bill on the most recently available data for such component ("the estimated component") and make any necessary adjustments in the next monthly bill after such component becomes known. Interest shall accrue from the date of such bill based on the difference between the estimated component and the actual component value at a rate per annum equal to the Prime Rate in effect on the date the component value becomes known."

          IN WITNESS WHEREOF, the undersigned parties hereto have executed this Amendment No. 2 as of the date first written above.


     NEW ENGLAND POWER COMPANY

     By: s/ Michael E. Jesanis
     _________________________
     Name:  Michael E. Jesanis
     Title: Treasurer


     USGEN NEW ENGLAND, INC.

     By: s/ James V. Mahoney
     _________________________
     Name: James V. Mahoney
     Title: Senior Vice President